UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2015

Howard Bancorp, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35489	20-3735949
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6011 University Boulevard, Suite 370, Ellicott City, Maryland	21043
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code (410) 750-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2-Financial Information

Item 2.01 Completion of Acquisition of Disposition of Assets.

On August 28, 2015, Howard Bancorp, Inc. (the “Company”), the parent company of Howard Bank, completed its acquisition of Patapsco Bancorp, Inc. (“Patapsco Bancorp”), the parent company of The Patapsco Bank (“Patapsco Bank”), through the merger of Patapsco Bancorp with and into the Company (the “Merger”).  The Merger was consummated pursuant to the Agreement and Plan of Merger dated as of March 2, 2015, by and between the Company and Patapsco Bancorp, as amended (the “Merger Agreement”).

As a result of the Merger, each share of common stock of Patapsco Bancorp was converted into the right to receive, at the holder’s election, $5.09 in cash or 0.3547 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), provided (i) cash will be paid in lieu of any fractional shares of Common Stock and (ii) 20% of the shares of common stock of Patapsco Bancorp outstanding at the time of the Merger will be exchanged for cash in the Merger, with the remaining shares of Patapsco Bancorp common stock being exchanged for an aggregate of approximately 561,061 shares of Common Stock.  The aggregate Merger consideration was $10.062 million.

In connection with the Merger, the parties have caused Patapsco Bank to merge with and into Howard Bank, with Howard Bank the surviving bank.

A copy of the press release announcing the completion of the Merger is attached hereto as Exhibit 99.1.

Section 5-Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of August 28, 2015, the Board of Directors of the Company and Howard Bank appointed Thomas P. O’Neill, former Chairman of the Board of Patapsco Bancorp, and Gary R. Bozel, a former director of Patapsco Bancorp, to their boards of directors.  Mr. O’Neill was appointed to the Strategic Growth Initiatives Committee of Howard Bancorp and Mr. Bozel was appointed to the Audit Committee of the Company and Howard Bank.  Messrs. O’Neill and Bozel will receive the same compensation as currently paid to the Company’s other non-employee Board members as follows: Each non-employee director receives a retainer of $16,500 per year consisting of a cash payment of $10,000 plus shares of Common Stock having a value of $6,500. No fees are paid for attendance at Board meetings. Each non-employee director is also compensated at the rate of $300 for attending each meeting of a Company or a Howard Bank Board committee of which the director is a member. Combined meetings of Company and Bank committees are treated as a single meeting for compensation purposes.

Item 9.01 Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired.

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b)  Pro Forma Financial Information.

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)  Exhibits

99.1      Press release dated August 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD BANCORP, INC.

Date: August 31, 2015
	By:	/s/ George C. Coffman
	Name:	George C. Coffman
	Title:	Executive Vice President and Chief Financial Officer